UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2010
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, Massachusetts	01701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 508 739 0950

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-1.1
EX-1.2
EX-4.1
EX-4.2
EX-5.1
EX-5.2
EX-99.1
EX-99.2
EX-99.3

Item 1.01 Entry into a Material Definitive Agreement
Underwriting Agreements
     On December 9, 2010, HeartWare International, Inc. (the “Company”) entered into an underwriting agreement (the “Convertible Note Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Convertible Note Underwriters”) relating to the issuance and sale by the Company of $143.75 million aggregate principal amount of 3.50% Convertible Senior Notes due 2017 (the “Convertible Notes”), which amount includes $18.75 million principal amount of Convertible Notes sold under an option granted to the Convertible Note Underwriters. A copy of the Convertible Note Underwriting Agreement is filed as Exhibit 1.1 with this report and incorporated herein by reference.
     On December 9, 2010, Apple Tree Partners I, L.P., one of the Company’s existing stockholders, entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Common Stock Underwriters” and, together with the Convertible Note Underwriters, the “Underwriters”) relating to the sale by Apple Tree Partners I, L.P. of 1,000,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), which amount includes 100,000 shares of Common Stock sold under an option granted to the Common Stock Underwriters, at a per share purchase price to the public of $81.31. A copy of the Common Stock Underwriting Agreement is filed as Exhibit 1.2 with this report and incorporated herein by reference.
     Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may, subject to the extent permitted by law, effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.
Indenture and Supplemental Indenture
     On December 15, 2010, the Company consummated the issuance and sale of $143.75 million aggregate principal amount of the Convertible Notes pursuant to the terms of an Indenture dated as of December 15, 2010 (the “Base Indenture”) among the Company and Wilmington Trust FSB, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of December 15, 2010 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). A copy of the Base Indenture and the First Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, with this report and incorporated herein by reference. The following description of the Convertible Notes and the Indenture is a summary and is not meant to be a complete description of the Convertible Notes or the Indenture.
     The Convertible Notes are the senior unsecured obligations of the Company. The Convertible Notes bear interest at a rate of 3.50% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2011. The Convertible Notes will mature on December 15, 2017, unless earlier repurchased by the Company or converted. The Convertible Notes will be convertible at an initial conversion rate of 10.0000 shares of Common Stock per $1,000 principal amount of Convertible Notes, which corresponds to an initial conversion price of $100.00 per share of Common Stock, representing a conversion premium of approximately 23% based on the closing price of $81.31 per share on December 9, 2010. The conversion rate is subject to adjustment from time to time upon the occurrence of certain events. Prior to February 1, 2011, holders may not convert their Convertible Notes under any circumstances. On or after February 1, 2011 and prior to June 15, 2017, holders may convert their Convertible Notes at their option only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2011 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of

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Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on such trading day; or (3) upon the occurrence of specified corporate events. On or after June 15, 2017 until the close of business on the business day immediately preceding the maturity date, holders may convert their Convertible Notes at any time, regardless of whether any of the foregoing conditions has been met.
     Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination thereof, at the Company’s election.
     The Company may not redeem the Convertible Notes prior to maturity. Holders of the Convertible Notes may require the Company to purchase for cash all or a part of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, upon the occurrence of certain fundamental changes involving the Company.
     The Indenture does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries.
     The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Convertible Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Convertible Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving the Company, 100% of the principal of and accrued and unpaid interest on the Convertible Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Convertible Notes.
     The foregoing descriptions of the Convertible Note Underwriting Agreement, Common Stock Underwriting Agreement, Base Indenture and the First Supplemental Indenture are qualified in their entirety by reference to the copies thereof which are filed as Exhibit 1.1, Exhibit 1.2, Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 8.01 Other Events
     On December 15, 2010, the Company consummated the issuance and sale of the Convertible Notes pursuant to the Convertible Note Underwriting Agreement and Apple Tree Partners I, L.P. consummated its sale of Common Stock pursuant to the Common Stock Underwriting Agreement, in each case as described in Item 1.01 of this report.
     On December 9, 2010, the Company issued a press release announcing that it planned to offer Convertible Notes and that Apple Tree Partners I, L.P. plans to offer Common Stock. On December 10, 2010, the Company issued a press release announcing the pricing of the offerings of the Convertible Notes and the Common Stock, and on December 15, 2010, the Company issued a press release announcing the consummation of these offerings. A copy of each press release is filed as Exhibit 99.1, Exhibit 99.2 and Exhibit 99. 3, respectively, to this Current Report on form 8-K and is incorporated by reference in this Item 8.01.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
1.1	Convertible Notes Underwriting Agreement dated December 9, 2010 between HeartWare International, Inc. and J.P. Morgan Securities LLC as representative of the several underwriters named therein.

1.2	Common Stock Underwriting Agreement dated December 9, 2010 among HeartWare International, Inc., Apple Tree Partners I, L.P. and J.P. Morgan Securities LLC as representative of the several underwriters named therein.

4.1	Indenture dated as of December 15, 2010 between the Company and Wilmington Trust FSB, as Trustee.

4.2	First Supplemental Indenture dated as of December 15, 2010 between the Company and Wilmington Trust FSB, as Trustee.

4.3	Form of 3.50% Convertible Senior Notes due 2017 (included in Exhibit 4.2).

5.1	Opinion of Jeffrey M. Held, Vice President, General Counsel and Secretary of the Company, dated December 15, 2010.

5.2	Opinion of Shearman & Sterling LLP, counsel to the Company, dated December 15, 2010.

99.1	Press Release dated December 9, 2010.

99.2	Press Release dated December 10, 2010.

99.3	Press Release dated December 15, 2010.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: December 15, 2010
	By:	/s/ David McIntyre
		Name:	David McIntyre
		Title:	Chief Financial Officer and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
1.1	Convertible Notes Underwriting Agreement dated December 9, 2010 between HeartWare International, Inc. and J.P. Morgan Securities LLC as representative of the several underwriters named therein.

1.2	Common Stock Underwriting Agreement dated December 9, 2010 among HeartWare International, Inc., Apple Tree Partners I, L.P. and J.P. Morgan Securities LLC as representative of the several underwriters named therein.

4.1	Indenture dated as of December 15, 2010 between the Company and Wilmington Trust FSB, as Trustee.

4.2	First Supplemental Indenture dated as of December 15, 2010 between the Company and Wilmington Trust FSB, as Trustee.

4.3	Form of 3.50% Convertible Senior Notes due 2017 (included in Exhibit 4.2).

5.1	Opinion of Jeffrey M. Held, Vice President, General Counsel and Secretary of the Company, dated as of December 15, 2010.

5.2	Opinion of Shearman & Sterling LLP, counsel to the Company, dated as of December 15, 2010.

99.1	Press Release dated December 9, 2010.

99.2	Press Release dated December 10, 2010.

99.3	Press Release dated December 15, 2010.